Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN ACQUIRES IMEDEX®, Inc.

AmerisourceBergen Adds Accredited Physician Education Services

VALLEY FORGE, Pa. May 10, 2004 — AmerisourceBergen Corporation (NYSE: ABC) today acquired Imedex®, Inc., a privately held, accredited provider of physician continuing medical education (CME) for approximately $16 million in cash. Imedex is headquartered in Alpharetta, Georgia, and had calendar 2003 revenues of approximately $11 million.

“Imedex’s outstanding array of physician education services continues our commitment to add incremental services that support manufacturers and healthcare providers along the pharmaceutical supply channel,” said R. David Yost, AmerisourceBergen Chief Executive Officer. “Imedex, which will become an independent part of the AmerisourceBergen Specialty Group, brings an attractive combination of highly regarded proprietary programs and client services for physicians, international scope and solid growth.”

“As a part of AmerisourceBergen, we expect to accelerate our offerings under our motto of ‘education is the best medicine,’” said Stefan Terwindt, Imedex President. “Our medical meetings, symposia and other activities will continue to focus on medical education in the rapidly advancing, complex and knowledge-intensive areas of oncology, infectious diseases, psychiatry, gastroenterology, urology, endocrinology, neurology and cardiology.”

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation, bedside medication safety systems, and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $47 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #22 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

About Imedex®, Inc.

Based in Alpharetta, Georgia, USA, Imedex®, Inc. (www.imedex.com) is an industry leader in providing accredited medical education services. With 20 years experience in medical education, Imedex concentrates on developing proprietary independent CME programs worldwide and collaborates with medical associations and health care companies to produce a full range of medical education products. With innovative and focused scientific programs, Imedex continually exceeds the expectations of thousands of physicians each year.

Imedex has extensive relationships with leading healthcare professionals and opinion leaders in many fields of medicine. Imedex provides a fully staffed medical resource department as well as in-house business development, project management, marketing and graphic and web-design services. Founded in 1985 in The Netherlands, Imedex established its US-based operations in 1987.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and other aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies; regulatory changes; changes in U.S. government policies; failure to integrate the businesses of AmeriSource and Bergen Brunswig successfully; failure to obtain and retain expected synergies from the merger of AmeriSource and Bergen Brunswig; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2003.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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